Exhibit 23.1


                       Consent of Independent Accountants

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated August 29, 2000, except
Note 11 as to which the date is September 12, 2000 and Note 19 as to which the date is September 21, 2000, included in the Annual Report on Form 10-K for the year ended June 30, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ Friedman, Minsk, Colel & Fastovsky
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Friedman, Minsk, Cole & Fastovsky


Los Angeles, California
January 5, 2001